UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 7, 2011

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2011, the board of directors of Hospira, Inc. (the “Company”) announced that on December 7, Christopher B. Begley informed them that he was retiring as executive chairman of the board and as a director on January 3, 2012.  At that time, Mr. John C. Staley, the Company’s lead director, will become the non-executive chair of the board.  With Mr. Begley’s retirement, the Company’s board will consist of ten directors. The press release announcing these matters is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

In addition to the standard director compensation that all non-employee directors receive, Mr. Staley will receive additional annual fees of $155,000.  This additional amount will be paid as $110,000 in restricted shares and $45,000 in cash.  For a description of the standard non-employee director compensation, please see the Company’s 2011 Proxy Statement, filed with the Securities and Exchange Commission on March 28, 2011.

Item 9.01               Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated December 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: December 9, 2011	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated December 7, 2011